FIRST AMENDMENT TO
COMMERCIAL SERVICES AGREEMENT

This First Amendment to Commercial Services Agreement (“First Amendment”) is entered into this 31st day of May 2013, but effective for all purposes as of April 18, 2011, by and between Peak Minerals Inc. (“Peak”) and Emerald Peak Minerals, L.L.C. (“Emerald”).  Peak and Emerald may be referred to herein individually as a “Party” and collectively as “Parties.”

Recitals

WHEREAS, the Parties entered into that certain Commercial Services Agreement (“CSA”) dated April 18, 2011, under which the Parties, among other things, agreed to negotiate toward unitization of certain federal potash leases owned by Peak and which cover 95,801.76 acres of land adjacent to, on and within the Sevier Playa (“Sevier Playa”), (the “Peak Federal Leases”) and certain State of Utah potassium leases issued by the Utah School and Institutional Trust Lands Administration (“SITLA”) owned by Emerald covering 6,409.48 acres of land located  on, within and adjacent to the Sevier Playa (the “State Leases”);

WHEREAS, by License Agreement dated August 15, 2011, Emerald as Licensor granted Peak as Licensee certain rights and authority to enter the lands covered by the State Leases (the “SITLA Lands”) to conduct exploration and prospecting operations to quantify the nature, extent and quality of the potash resource as classified and defined in Utah Administrative Code R850-25-100 (1)(b) (the “Leased Substances”), in exchange for certain consideration;

WHEREAS, Peak has entered into a Cooperative Development Agreement with LUMA Minerals LLC (“LUMA”) the owner of federal potash leases covering 22,009.97 acres of land in the Sevier Dry Lake (the “LUMA Leases”) under which, among other things, LUMA and Peak agreed to negotiate and enter into a Unit Agreement to commit the Peak Federal Leases, the State Leases and the LUMA Leases for the development and operation of the Sevier Playa Potash Project in a federal unit to be approved by the Bureau of Land Management (“BLM”) and the State of Utah (the “Unit”).  The Peak Federal Leases the State Leases, and the LUMA Leases and the respective lands covered thereby are more particularly described on Exhibit “A” attached hereto and incorporated herein; and

WHEREAS, the Parties wish to amend the CSA to more clearly and fully state their respective rights, duties and obligations and to incorporate herein the terms and conditions of the License Agreement and terminate and cancel the License Agreement.

NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

1.           Paragraph 2 of the CSA “Conveyance of Overriding Royalty Interest” is hereby retitled and replaced in its entirety with and by the following:

2.           Peak’s Rights in the State Leases and the State Leases Overriding Royalty.

a.           Pursuant to a certain Contribution Agreement dated effective May 26, 2011 Peak received a forty percent (40%) membership interest in Emerald.  Peak shall assume and pay one hundred percent (100%) of Emerald’s proportionate share, on an Acreage Basis (as defined below) in the Unit of the costs of development, operations and production of and from the Unit for so long as the State Leases or any of them are within the Unit, and shall be entitled one hundred percent (100%) of Emerald’s share, on an Acreage Basis, of all production and the proceeds of production from the Unit for so long as the State Leases or any of them, are within the Unit, minus the royalty reserved to the State of Utah under the State Leases and the State Leases ORR (as described below).  The payment to SITLA of the production royalties due on production from the State Leases, and the payment of State Leases ORR payable as described below, shall be the sole responsibility of Peak as the Unit operator.  For purposes of this Agreement, “Acreage Basis,” when used to describe the basis of allocation to the parties within the Unit, means allocation to each party in the Unit in the proportion that the acreage owned by it under leases in the Unit bears to the total acreage in the Unit;

b.           Emerald shall continue to hold record title to and operating rights in the State Leases and pay the annual rental fees required for maintenance of same when and as required under the State Leases, but shall have no claim to any portion of its operating rights/working interest share of production from the Unit or any obligation to pay its proportionate operating rights/working interest share of the costs of development and operation of the Unit.  Peak shall reimburse Emerald for such rental fees paid by Emerald, on an annual basis, within thirty (30) days notice from Emerald which notice shall itemize the amounts paid.  Peak will be entitled to credit such rental payment for that lease year against production royalties otherwise due SITLA for that lease year in accordance with Paragraph 5 of the State Leases.

c.           Peak agrees to relinquish and forego any right to look to Emerald for contribution to development or operation of the Unit once formed, and Emerald hereby elects to relinquish and forego any right to participate in development and operation of the Unit, or share in the production from the Unit other than the State Leases ORR;

d.           Promptly following execution of this First Amendment, Emerald shall grant and convey a combined seven and one-half percent (7.50%) overriding royalty interest on all potash production allocated to the State Leases on an Acreage Basis to the following members of Emerald or their respective designees in the percentages indicated:

Lance D’Ambrosio	2.25%
Jeff Gentry	2.25%
Peak Minerals Inc.	3.00%

(the “State Leases ORR”);

The State Leases ORR shall be payable on all such production on and after January 1, 2015.  The State Leases ORR shall be calculated in the same manner as the royalty reserved to the State of Utah in the State Leases;

e.           The State Leases ORR shall be free of all costs of production but shall bear its proportionate share of any production, severance, and ad valorem taxes on production from the Unit.  The State Leases ORR shall be proportionately reduced to the extent that any of the State Leases terminate, are declared invalid by competent authority or are, at any time, excluded from the Unit.  The State Leases ORR shall be proportionately increased to the extent that any of the Peak or LUMA Leases terminate, or are declared invalid by competent authority, or are, at any time excluded from the Unit.

3.           Grant of Exploration Rights.  Subject to and as may be limited by and under the terms of the State Leases, Emerald grants Peak the full and exclusive right and authority to enter upon the SITLA Lands to conduct such exploration and prospecting operations as Peak may deem appropriate to determine the presence, location, quantity and value of Leased Substances (as defined in the SITLA Leases) contained in, on, or under the SITLA lands covered by the SITLA Leases and any water appurtenant to the same.  Such operations may include, but shall not be limited to, mapping, sampling (including bulk sampling), trenching, drilling, testing, assaying, conducting environmental studies and engaging in other geochemical and geophysical exploration methods whether now known or in the future developed, for such purposes.  Peak may establish drill sites and construct such minor roads as may be necessary to the conduct of the foregoing activities on the SITLA Lands without the prior consent of Emerald.  Peak also may mine and remove such amount of Leased Substances as Peak may deem appropriate for sampling, testing and evaluation of the SITLA Lands and Leased Substances; however, Leased Substances may not be removed for sale.  In addition, Peak shall have the right (a) to use all easements and all rights-of-way for ingress and egress to and from the SITLA Lands to which Emerald may be entitled; (b) to obtain all permits, approvals and other federal, state and local governmental authorizations as Peak deems necessary to conduct its exploration activities on the SITLA Lands; (c) to exercise all other rights that are or may be incidental to any or all of the rights granted, expressly or implicitly, to Peak in this Agreement; and (d) to the extent Emerald possesses the leasehold interest and authority to grant it, to possess and use all or any part of the SITLA Lands for the purpose of exploring any adjoining or nearby property optioned, owned, controlled or operated by Peak.

4.           Annual Payment.  In consideration of the grant of exploration rights set forth in Paragraph 3 above, and for other good and valuable consideration, during the Primary Term and any extended term of the State Leases, Peak shall pay to Emerald on or before September 1 of each year the sum of forty thousand dollars ($40,000.00).  Said annual payment shall be made until such time as the annual overriding royalty amount paid in a Lease year on production from or attributable to the State Leases is equal to or greater than $40,000.00.  Thereafter, provided such annual overriding royalty amount paid to Emerald equals or exceeds said $40,000.00, no further annual payments shall be due or payable; provided further, however, in the event the overriding royalty amount paid under the State Leases ORR in a Lease year is less than $40,000.00, then Peak shall pay to Emerald the difference between the annual overriding royalty amount paid to Emerald and $40,000.00.

5.           The Parties hereby terminate and cancel the License Agreement dated August 15, 2011.

6.           Except for the foregoing, all terms, conditions, covenants, requirement, obligations and rights set forth in the CSA remain unchanged and in full force and effect and the Parties hereby ratify and confirm same.

7.           Counterparts.  This First Amendment may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

Agreed to and accepted this 31st day of May 2013, but effective as of April 18, 2011.

PEAK MINERALS INC.	EMERALD PEAK MINERALS, L.L.C.

By: /s/ Woods Silleroy	By: /s/ Lance D’Ambrosio
Woods Silleroy, Vice President	Lance D’Ambrosio, CEO

EXHIBIT A
to
First Amendment to
Commercial Services Agreement

PEAK BLM LEASES

Federal Mineral Leases issued effective as of June 1, 2011 by the Federal Bureau of Land Management (“BLM”) to Peak Minerals, Inc, located on the following described lands in Millard County, Utah:

UTU-88395
T23S, R11W, SLM, Utah
Sec. 30: lots 1-12, E 1/2;
Sec. 31: lots 1-12, E 1/2;

T23S, R12W, SLM, Utah
Sec. 25: all.
Containing 2,032.74 acres, more or less

UTU-88387
T24S, R12W, SLM, Utah
Sec. 3: lots 1-4, S 1/2 N 1/2; S 1/2;
Sec. 4: lots 1-4, S 1/2 N 1/2; S 1/2;
Sec. 5: lots 1-4, S 1/2 N 1/2; S 1/2.
Containing 1,929.01 acres, more or less

UTU-88388
T24S, R12W, SLM, Utah
Sec. 9: all;
Sec. 10: all;
Sec. 11: all.
Containing 1,920.00 acres, more or less

UTU-88389
T24S, R12W, SLM, Utah
Sec. 14: all;
Sec. 15: all.
Containing 1,280.00 acres, more or less

UTU-88390
T23S, R12W, SLM, Utah
Sec. 26: all;
Sec. 27: all.
Containing 1,280.00 acres, more or less

UTU-88391
T24S, R12W, SLM, Utah
Sec. 7: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 8: all;
Sec. 17: all;
Sec. 18: lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 2,487.76 acres, more or less

UTU-88392
T23S, R12W, SLM, Utah
Sec. 33: all;
Sec. 34: all;
Sec. 35: all.
Containing 1,920.00 acres, more or less

UTU-88393
T24S, R12W, SLM, Utah
Sec. 1: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 12: all.
Containing 1,283.38 acres, more or less

UTU-88394
T23S, R12W, SLM, Utah
Sec. 14: all;
Sec. 15: all;
Sec. 22: all;
Sec. 23: all.
Containing 2,560.00 acres, more or less

UTU-88396
T23S, R12W, SLM, Utah
Sec. 21: all;
Sec. 28: all.
Containing 1,280.00 acres, more or less

UTU-88398
T23S, R11W, SLM, Utah
Sec. 19: lots 1-12, E 1/2;

T23S, R12W, SLM, Utah
Sec. 24: all.
Containing 1,335.32 acres, more or less

UTU-88399
T23S, R12W, SLM, Utah
Sec. 3: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 9: all;
Sec. 10: all.
Containing 1,291.63 acres, more or less

UTU-88401
T23S, R12W, SLM, Utah
Sec. 4: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 5: lots 1-4, S 1/2 N 1/2, S 1/2;

T22S, R12W, SLM, Utah
Sec. 33: all.
Containing 1,922.86 acres, more or less

UTU-88402
T22S, R12W, SLM, Utah
Sec. 21: all;
Sec. 28: all;
Sec. 29: all.
Containing 1,920.00 acres, more or less

UTU-88403
T23S, R11W, SLM, Utah
Sec. 6: lots 1-14, S 1/2 NE 1/4, SE 1/4;

T23S, R12W, SLM, Utah
Sec. 1: lots 1-4, S 1/2 N 1/2, S 1/2.
Containing 1,366.56, more or less

UTU-88404
T23S, R12W, SLM, Utah
Sec. 2: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 11: all.
Containing 1,281.88 acres, more or less

UTU-88405
T22S, R12W, SLM, Utah
Sec. 34: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 35: all;
Sec. 36: all.
Containing 1,919.40 acres, more or less

UTU-88422
T21S, R12W, SLM, Utah
Sec. 1: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 2: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 11: all;
Sec. 12: all.
Containing 2,406.53 acres, more or less

UTU-88406
T22S, R12W, SLM, Utah
Sec. 25: all;
Sec. 26: all;
Sec. 27: lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 1,918.55 acres, more or less

UTU-88407
T22S, R12W, SLM, Utah
Sec. 22: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 23: all;
Sec. 24: all.
Containing 1,917.81 acres, more or less

UTU-88408
T22S, R12W, SLM, Utah
Sec. 13: all;
Sec. 14: all;
Sec. 15, lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 1,917.09 acres, more or less

UTU-88409
T22S, R12W, SLM, Utah
Sec. 9: lots 3, 4 E 1/2 SW 1/4, SE 1/4;
Sec. 10: lots 3, 4 E 1/2 SW 1/4, SE 1/4;
Sec. 11: all;
Sec. 12: all.
Containing 1,918.37 acres, more or less

UTU-88410
T22S, R11W, SLM, Utah
Sec. 18: lots 1-4, PA;
Sec. 19: lots 1-4, E 1/2;
Sec. 29: lots 1-4, S 1/2 N 1/2, SW 1/4;
Sec. 30: lots 1-6, S 1/2 NE 1/4, SE 1/4;
Sec. 31: lots 1-4, E 1/2.
Containing 2,510.11 acres, more or less

UTU-88411
T22S, R11W, SLM, Utah
Sec. 17: all;
Sec. 10: all;
Sec. 21: lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 1,924.48 acres, more or less

UTU-88412
T22S, R12W, SLM, Utah
Sec. 1: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 2: lots 1-4, S 1/2 N 1/2, S 1/2;

T22S, R11W, SLM, Utah
Sec. 6: lots 1-6, S 1/2 NE 1/4, SE 1/4.
Containing 1,798.33 acres, more or less

UTU-88413
T22S, R11W, SLM, Utah
Sec. 7: lots 1-4, E 1/2;
Sec. 8: all;
Sec. 9: all;
Sec. 10: lots 1-7, S 1/2 NE 1/4, SE 1/4 NW 1/4, E 1/2 SW 1/4, SE 1/4.
Containing 2,421.09 acres, more or less

UTU-88414
T21S, R12W, SLM, Utah
Sec. 34: all;
Sec. 35: all;
Sec. 36: all;

T21S, R11W, SLM, Utah
Sec. 31: lots 1-6 NE 1/4, N 1/2 SE 1/4.
Containing 2,400.77 acres, more or less

UTU-88415
T22S, R11W, SLM, Utah
Sec. 3: lots 1-7, S 1/4 NE 1/4, SE 1/4 NW 1/4, E 1/2 SW 1/4, SE 1/4;
Sec. 4: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 5, lots 1-4, S 1/2 N 1/2, S 1/2.
Containing 1,982.65 acres, more or less

UTU-88416
T21S, R11W, SLM, Utah
Sec. 32: lots 1-4, N 1/2, N 1/2 S 1/2;
Sec. 33: lots 1-4, N 1/2, N 1/2 S 1/2;
Sec. 34: lots 1-4, N 1/2, N 1/2 S 1/2.
Containing 1,933.20 acres, more or less

UTU-88417
T21S, R12W, SLM, Utah
Sec. 25: all;
Sec. 26: all;
Sec. 27: all;

T21S, R11W, SLM, Utah
Sec. 30: lots 1-4, E 1/2.
Containing 2,396.57 acres, more or less

UTU-88418
T21S, R11W, SLM, Utah
Sec. 27: all;
Sec. 28: all;
Sec. 29: all.
Containing 1,920.00 acres, more or less

UTU-88419
T21S, R12W, SLM, Utah
Sec. 22: all;
Sec. 23: all;
Sec. 24: all;

T21S, R11W, SLM, Utah
Sec. 19: lots 1-4, E 1/2.
Containing 2,395.65 acres, more or less

UTU-88420
T21S, R12W, SLM, Utah
Sec. 13: all;
Sec. 14: all;
Sec. 15: all;

T21S, R11W, SLM, Utah
Sec. 18: lots 1-4, E 1/2.
Containing 2,394.72 acres, more or less

UTU-88421
T21S, R11W, SLM, Utah
Sec. 20: all;
Sec. 21: all;
Sec. 22: all.
Containing 1,920.00 acres, more or less

UTU-88397
T23S, R12W, SLM, Utah
Sec. 12: all;
Sec. 13: all.
Containing 1,280.00 acres, more or less

UTU-88423
T21S, R11W, SLM, Utah
Sec. 7: lots 1-4, E 1/2;
Sec. 8: all;
Sec. 16: all;
Sec. 17: all.
Containing 2,393.82 acres, more or less

UTU-88424
T21S, R11W, SLM, Utah
Sec. 4: lots 1-4, S 1/2;
Sec. 5: lots 1-4, S 1/2;
Sec. 6: lots 1-5, SE 1/4;
Sec. 9: all.
Containing 1,869.64 acres, more or less

UTU-88425
T21S, R11W, SLM, Utah
Sec. 3: lots 1-4, S 1/2
Sec. 10: all
Sec. 15: all
Containing 1,728.85 acres, more or less

UTU-88426
T20S, R12W, SLM, Utah
Sec. 25: all;
Sec. 26: all;
Sec. 35: all;
Sec. 36: all.
Containing 2,560.00 acres, more or less

UTU-88427
T20S, R11W, SLM, Utah
Sec. 31: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 32: all;
Sec. 33: all;
Sec. 34: all.
Containing 2,559.41 acres, more or less

UTU-88428
T20S, R11W, SLM, Utah
Sec. 25: all;
Sec. 26: all;
Sec. 35: all;
Sec. 36: all.
Containing 2,560.00 acres, more or less

UTU-88429
T20S, R11W, SLM, Utah
Sec. 27: all;
Sec. 28: all;
Sec. 29: all;
Sec. 30: lots 1-4. E 1/2 W 1/2, E 1/2.
Containing 2,557.64 acres, more or less

UTU-88430
T20S, R11W, SLM, Utah
Sec. 19: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 20: all;
Sec. 21: all;
Sec. 22: all.
Containing 2,556.07 acres, more or less

UTU-88443
T20S, R11W, SLM, Utah
Sec. 23: all;
Sec. 24: all.
Containing 1,280.00 acres, more or less

UTU-88457
T20S, R12W, SLM, Utah
Sec. 28: lots 1-18, W 1/2 NW 1/4;
Sec. 33: lots 1-18;
Sec. 34: all.
Containing 1,886.40 acres, more or less

UTU-88461
T21S, R12W, SLM, Utah
Sec. 3: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 4: lots 1-7, S 1/2 NE 1/4, SE 1/4 NW 1/4, E 1/2 SW 1/4, SE 1/4;
Sec. 9: lots 1-4, E 1/2, E 1//2 W 1/2;
Sec. 10: all.
Containing 2,393.45 acres, more or less

UTU-88462
T21S, R12W, SLM, Utah
Sec. 16: lots 1-4, E 1/2, E 1/2 W 1/2;
Sec. 17: all;
Sec. 20: all;
Sec. 21: lots 1-4, E 1/2, E 1/2 W 1/2.
Containing 2,548.83 acres, more or less

UTU-88463
T21S, R12W, SLM, Utah
Sec. 28: lots 1-4, E 1/2, E 1/2 W 1/2;
Sec. 29: all;
Sec. 33: lots 1-4, E 1/2, E 1/2 W 1/2.
Containing 1,911.39 acres, more or less

LUMA BLM LEASES

Federal Mineral Leases to be issued by the Federal Bureau of Land Management (“BLM”) to LUMA Minerals LLC, located on the following described lands in Millard County, Utah:

UTU-88444

T20S, R11W, SLM, Utah
Sec. 15: all;
Sec. 16: all;
Sec. 17: all;
Sec. 18: lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 2,554.50 acres, more or less.

UTU-88445
T20S, R11W, SLM, Utah
Sec. 11: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 12: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 13: all;
Sec. 14: all.
Containing 2,557.18 acres, more or less.

UTU-88446
T20S, R11W, SLM, Utah
Sec. 3: lots 1-12, S 1/2;
Sec. 10: lots 1-4, S 1/2 N 1/2, S 1/2.
Containing 1,358.44 acres, more or less.

UTU-88448
T20S, R10W, SLM, Utah
Sec. 7: lots 1-12, E 1/2;
Sec. 8: all;
Sec. 17: all.
Containing 2,012.41 acres, more or less.

UTU-88449
T20S, R10W, SLM, Utah
Sec. 18: lots 1-12, E 1/2;
Sec. 19: lots 1-12, E 1/2;
Sec. 20: lots 1-4, S 1/2 N 1/2, S 1/2.
Containing 2,115.47 acres, more or less.

UTU-88450
T20S, R10W, SLM, Utah
Sec. 29: all;
Sec. 30: lots 1-12, E 1/2;
Sec. 31: lots 1-12, E 1/2.
Containing 2,129.20 acres, more or less.

UTU-88451
T24S, R12W, SLM, Utah
Sec. 4: lots 1-12, S 1/2;
Sec. 5: lots 1-12, S 1/2;
Sec. 9: all.
Containing 2,048.40 acres, more or less.

UTU-88452
T20S, R11W, SLM, Utah
Sec. 6: lots 1-14, E 1/2 SW 1/4, SE 1/4;
Sec. 7: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 8: all.
Containing 1,953.40 acres, more or less.

UTU-88453
T20S, R12W, SLM, Utah
Sec. 12: lots 1, 3-5, 7-17;
Sec. 13: all;
Sec. 24: all.
Containing 1,799.62 acres, more or less.

UTU-88455
T20S, R12W, SLM, Utah
Sec. 11: lots 1, 2, 3, 6-11;
Sec. 14: all;
Sec. 15: lots 1-15, SW 1/4 NE 1/4, SE 1/4 NW 1/4, NE 1/4 SW 1/4, NW 1/4 SE 1/4
Containing 1,561.35 acres, more or less.

UTU-88456
T20S, R12W, SLM, Utah
Sec. 22: all;
Sec. 23: all;
Sec. 27: all.
Containing 1,920.00 acres, more or less.

STATE LEASES

Utah State Mineral Leases for Potash issued effective as of September 1, 2008 by the State of Utah, School and Institutional Trust Lands Administration to Emerald Peak Minerals, LLC, located on the following described lands in Millard County, Utah:

ML-51479
T21S, R12W, SLB&M
Sec. 32, all.
Containing 640.00 acres, more or less.

ML-51480
T22S, R11W, SLB&M
Sec. 2:	Lots 1 (41.95), 2 (42.12), 3 (42.29), 4 (41.29), 5 (39.22), 6 (39.53), 7 (39.84),
S 1/2 NE 1/4, SE 1/4 NW 1/4, E 1/2 SW 1/4, SE 1/4;
Sec. 16, all.
Containing 1,286.24 acres, more or less.

ML-51481
T22S, R12W, SLB&M
Sec. 16, all;
Sec. 32, all.
Containing 1,280.00 acres, more or less.

ML-51482
T23S, R12W, SLB&M
Sec. 16, all;
Sec. 32, all;
Sec. 36, all.
Containing 1,920.00 acres, more or less.

ML-51483
T24S, R12W, SLB&M
Sec. 2: Lots 1 (40.80), 2 (40.81), 3 (40.81), 4 (40.82) S 1/2 N 1/2, S 1/2 [ALL];
Sec. 16, all.
Containing 1,283.24 acres, more or less.